UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2008

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 20, 2008, Gary P. Fayard resigned from the board of directors of Coca-Cola Enterprises Inc.  At its meeting held on October 22, 2008, the board of directors of Coca-Cola Enterprises Inc. elected Mr. John Hunter as a director to serve out Mr. Fayard’s term, which expires at the annual meeting of shareowners in 2010.  Mr. Hunter was appointed to the Corporate Responsibility and Sustainability committee of the board.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its meeting held on October 22, 2008, the board of directors of Coca-Cola Enterprises Inc. amended the Company’s bylaws.  The board amended Article I, Section 10 Notice of Shareholder Business and Nominations and also amended Article II, Section 9 Qualification of Directors.  A copy of the Company’s bylaws, as amended, is attached in its entirety as Exhibit 3(ii) to this report.

Item 9.01.  Financial Statements and Exhibits

3(ii)	Bylaws of Coca-Cola Enterprises Inc. as amended through October 22, 2008

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: October 23, 2008	By: /S/ WILLIAM T. PLYBON William T. Plybon Vice President, Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Bylaws of Coca-Cola Enterprises Inc. as amended through October 22, 2008